UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2021

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000 Scottsdale, Arizona 85251
(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Taylor Morrison Home Corporation (the “Company”) and C. David Cone, the Company’s current Executive Vice President and Chief Financial Officer, have entered into a Transition and Retirement Agreement, dated as of June 21, 2021, pursuant to which Mr. Cone will transition from the role of Chief Financial Officer effective December 31, 2021.

On October 27, 2021, the Company announced that Louis Steffens, the Company’s current President, Mergers & Acquisitions, would succeed Mr. Cone as the Company’s Executive Vice President and Chief Financial Officer, effective January 1, 2022 (the “Effective Date”).

Mr. Steffens, age 54, joined the Company in 2007 and he currently oversees the organization’s mergers and acquisitions. In his current role, he has been responsible for creating and implementing short and long-term strategic initiatives. Through the years, Mr. Steffens has led the Company through six successful acquisitions significantly expanding the company’s portfolio and positioning the Company as the fifth largest homebuilder in the nation. He previously served as the Company’s Regional President and Area President in the organization’s Central, Southeast and Florida Areas. Mr. Steffens has 30 years of experience in the homebuilding industry, having worked for two other national homebuilders, Pulte Homes and Beazer Homes, where he served in various leadership roles. He holds a bachelor’s degree in accounting from Michigan State University.

In connection with Mr. Steffens’ appointment, the Compensation Committee of the Board of Directors (the “Committee”) approved an Amended and Restated Employment Agreement for Mr. Steffens, dated as of October 26, 2021 and effective as of the Effective Date (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Steffens employment with the Company will continue in effect until terminated by the Company or by Mr. Steffens, and Mr. Steffens will be entitled to receive (i) an annual base salary of $575,000; (ii) a target annual cash bonus award equal to 150% of Mr. Steffens’ base salary pursuant the Company’s annual bonus plan; and (iii) equity-based compensation awards under the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (the “2013 Omnibus Plan”), as determined by the Board or Committee in its sole discretion.

Under the Employment Agreement, upon a termination of Mr. Steffens’ employment without “cause” or a resignation for “good reason” (each as defined in the Employment Agreement and referred to herein as a “Qualifying Termination”), in addition to receiving his unpaid base salary, benefits, vacation pay, reimbursable expenses, and annual bonus earned but not paid in respect of a prior year, Mr. Steffens would be entitled to receive, subject to execution of a release of claims, (a) severance payments equal to a multiple of 1.5 times the sum of his base salary and the higher of his target bonus or average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination payable over an 18-month period, (b) a 12-month COBRA subsidy, (c) a prorated annual bonus for the year of termination, based on actual performance, and (d) up to 12 months of outplacement assistance. However, if such termination occurs at any time (x) following the execution of a definitive agreement with a third party that, if consummated, would result in a “change in control” (as defined in the 2013 Omnibus Plan), but before such transaction is consummated (and subject to such consummation) or (y) within 24 months following a “change in control” (each, a “CIC Qualifying Termination”) then Mr. Steffens would be entitled to a lump sum payment equal to a multiple of 2.0 times the sum of his base salary and the higher of his target bonus or average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination.

With respect to equity awards, the Employment Agreement provides that Mr. Steffens’ time-based equity awards will vest in full upon a CIC Qualifying Termination or upon Mr. Steffens’ death or disability. For equity awards subject to a performance condition, upon a change in control, all performance goals applicable to awards that vest based on both the completion of a period of service and the satisfaction of a performance condition will be deemed achieved at the “target” level, and Mr. Steffens will be eligible to vest in the performance award on the last date of the applicable service period, subject to his continued employment. However, if Mr. Steffens experiences a CIC Qualifying Termination, then he will vest in the performance award on the date of termination (or the date of the change in control, if later). In the event of Mr. Steffens’ death or disability, then Mr. Steffens (or his beneficiary) will remain eligible to vest in a pro-rated portion of his unvested performance awards based on a fraction, the numerator of which is the number of completed months in the applicable performance period at the time of such termination and the denominator of which is the number of months in the applicable performance period, multiplied by the number of shares of common stock which are finally determined to be earned and subject to the performance award following the completion of the performance period. The portion of each performance award eligible to vest shall be based on actual results for the applicable performance period and shall be determined in accordance with the terms of the applicable award agreement(s).

The Employment Agreement includes restrictive covenants pertaining to confidential information, nondisparagement and intellectual property, as well as covenants relating to non-solicitation of employees and non-solicitation of customers and suppliers during the term of employment and surviving for two years following the end of the term of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: October 27, 2021